CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I,  Donald  F.  Crumrine,   Director, Chairman of the Board and Chief  Executive
Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 18, 2005                         /S/ DONALD F. CRUMRINE
     ------------------------      ---------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of the
                                   Board and Chief Executive Officer
                                   (principal executive officer)


I,  R.  Eric  Chadwick,  Chief  Financial  Officer,   Treasurer,  Vice President
and Secretary of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 18, 2005                           /S/ R. ERIC CHADWICK
     ------------------------         ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer, Vice President and Secretary
                                      (principal financial officer)